UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA		28277
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 1, 2012, one of our subsidiaries, Babcock & Wilcox Nuclear Energy, Inc. (“B&W NE”), entered into an agreement with Energy Northwest settling all claims and disputes between the parties related to a condenser replacement project at Columbia Generating Statement in 2011. The agreement was subject to ratification by Energy Northwest’s Executive Board, which occurred on May 10, 2012. As a result, Energy Northwest will make a lump sum payment to B&W NE in the amount of $19,925,000, which amount is subject to Washington State taxes. For more information regarding this matter, see Note 4 to our condensed consolidated financial statements in our quarterly report on Form 10-Q for the period ended March 31, 2012 filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

May 10, 2012

3